Exhibit 10.1

EXECUTION VERSION

SECURITY AGREEMENT dated as of November 7, 2022 between Cepton Technologies, Inc., a Delaware corporation (together with its successors, the “Debtor”) and KOITO MANUFACTURING CO., LTD. (together with its successors and assigns, the “Secured Party”).

1. Recitals. The parties hereto have entered into a Secured Term Loan Agreement dated October 27, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”) pursuant to which the Secured Party will make available to the Debtor loans in an aggregate principal amount of up to ¥5.8 billion. All terms used but not defined herein shall have the meanings ascribed to such term in the Agreement. This Agreement shall be automatically effective on, but not prior to, the Borrowing Date.

2. Security Interest. In order to secure the obligations referred to below, the Debtor hereby grants to the Secured Party a security interest in the following (the “Collateral”): all of its property of the following types, whether now owned or hereafter acquired and wherever located: accounts, chattel paper, documents, equipment, general intangibles, instruments, inventory and investment property (including, for the avoidance of doubt, Patents and Patent Licenses (as defined below), together with all proceeds of the foregoing (in each case within the meaning of the UCC). Notwithstanding the foregoing, or anything to the contrary herein, the Collateral shall not include the following (collectively, the “Excluded Assets”): (i) any rights or interests in any property, including any permit, lease, license, contract, instrument or other agreement held by the Debtor and in effect on the date hereof or at the time such property is acquired and not entered into in contemplation of this exclusion, with respect to which, the grant to the Secured Party of a security interest therein and Lien thereupon are validly prohibited by the terms thereof, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable Law; and (ii) (1) accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor’s employees; provided that such amounts, in aggregate, shall not exceed two payroll cycles, (2) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (3) accounts used exclusively for compliance with any Law to the extent such Law prohibits the granting of a Lien thereon, and (4) accounts which constitute cash collateral in respect of a Permitted Lien to the extent the terms of the documents governing such Permitted Lien prohibit the granting of a Lien thereon; provided, however, that the Collateral shall include any proceeds, products, substitutions or replacements of the foregoing. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

3. Secured Obligations. The obligations secured hereby are all present and future obligations of the Debtor under the Agreement including the principal of, premium (if any) and interest on loans made pursuant thereto and any extension, renewal or refinancing thereof.

4. Representations.

(a) Schedule 1 lists all Equity Interests in Subsidiaries and Affiliates owned by Debtor as of the date hereof. Debtor holds all such Equity Interests directly (i.e., not through a Subsidiary, a securities intermediary or any other Person).

(b) Debtor has good and marketable title to all its Collateral, free and clear of any Lien other than (i) the Transaction Liens, and (ii) Permitted Liens.

(c) All shares of capital stock included in such Pledged Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Debtor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto other than (i) this Agreement and the other Loan Documents and (ii) the organizational documents of the issuer of such Pledged Equity Interests as in effect on the date hereof.

5. Definitions. For purposes of this Security Agreement and the Patent Security Agreement (as defined below), the following terms shall have the following meanings:

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest or similar interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition.

“Intellectual Property Filing” means with respect to any Patent or Patent License, the filing of the applicable Patent Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, sufficient to record the Transaction Lien granted to the Secured Party in such Recordable Intellectual Property.

“Patent License” means any agreement now or hereafter in existence granting to the Debtor, or pursuant to which the Debtor grants to any other person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.

“Patents” means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to the Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue or otherwise recover for, past, present and future infringements or other violations of any of the foregoing and (iv) all proceeds, income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements or other violations thereof.

“Patent Security Agreement” means a Patent Security Agreement, substantially in the form attached as Exhibit E to the Agreement, executed and delivered by the Debtor in favor of and for the benefit of the Secured Party.

“Permitted Liens” means

(a) liens outstanding on the date hereof and set forth on Schedule 2 hereto;

(b) liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with generally accepted accounting principles, if they have no priority of the Secured Party’s security interests;

(c) statutory liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other Persons imposed without action of such parties, provided they have no priority over any of the Secured Party’s security interests and the aggregate amount of such liens does not at any time exceed Seven Hundred and Fifty Thousand Dollars ($750,000);

(d) easements, rights of way, restrictions, minor defects or irregularities in title or other similar liens which alone or in the aggregate do not interfere in any material way with the ordinary conduct of the business of the Debtor;

(e) liens in favor of other financial institutions arising in connection with the Debtor’s deposit or investment accounts held at such institutions to secure customary fees and charges (but not credit/debt relationships or margin accounts), provided that the Secured Party has a perfected security interest in such deposit accounts;

(f) liens arising from the filing of any financing statements on operating leases;

(g) liens on cash collateral securing reimbursement obligations under letters of credit, not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate;

(h) licenses, sublicenses, leases and subleases granted by the Debtor in the ordinary course of its business;

(i) liens to secure the payment of workers’ compensation, employment insurance, old-age pensions, social security, and other like obligation incurred in the ordinary course of business (other than liens imposed by ERISA);

(j) liens created pursuant to this Agreement and the other Loan Documents;

(k) attachment and judgment liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default;

(l) statutory and common law landlords’ liens under leases to which the Debtor is a party;

(m) liens on property or assets acquired, or on property or assets of a Subsidiary in existence at the time such Subsidiary is acquired, provided that such liens are not incurred in contemplation or anticipation of such acquisition, do not attach to any other asset of the Debtor or any of its Subsidiaries and such liens are junior to the liens securing the obligations under the Loan Documents;

(n) pledges or deposits made in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, employment insurance, unemployment insurance, old-age pensions, or other similar social security legislation;

(o) liens otherwise arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

(p) pledges or deposits to secure performance of tenders, bids, leases, contracts, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature, in each case other than for borrowed money and entered into in the ordinary course of business;

(q) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r) liens arising out of consignment or similar arrangements for the sale of goods entered into by the Debtor or any of its Subsidiaries in the ordinary course of business; and

(s) other liens, in addition to liens permitted by clauses (a) through (r), which are purchase money security interests for new equipment financing securing aggregate debt not exceeding Seven Hundred and Fifty Thousand Dollars ($750,000) in the aggregate.

“Pledged” when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.

“Recordable Intellectual Property” means any Patent registered with the United States Patent and Trademark Office, and any Patent License with respect to a Patent so registered, and all rights in or under any of the foregoing.

6. Security in Patents. On the date hereof, the Debtor will sign and deliver to the Secured Party the Patent Security Agreements with respect to all Recordable Intellectual Property then owned by it. Within 30 days after each March 31 and September 30 thereafter, it will sign and deliver to the Secured Party an appropriate Patent Security Agreement covering any Recordable Intellectual Property owned by it on such date that is not covered by any previous Patent Security Agreement so signed and delivered by it. The Debtor authorizes the Secured Party to file any such additional Patent Security Agreements as necessary to record the Transaction Liens on such Recordable Intellectual Property.

The Debtor will notify the Secured Party promptly if it knows that any application or registration relating to any Recordable Intellectual Property owned or licensed by it that is material to its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Debtor’s ownership of such Recordable Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same. If any of the Debtor’s rights to any Recordable Intellectual Property that is material to its business are infringed, misappropriated, diluted or otherwise violated by a third party, the Debtor will notify the Secured Party within 30 days after it learns thereof and will, unless the Debtor shall reasonably determine that such action would not be commercially reasonable, promptly sue for infringement, misappropriation, dilution or violation and to recover any and all damages for such infringement, misappropriation, dilution or violation, and take such other commercially reasonable actions as requested by the Secured Party under the circumstances to protect such Recordable Intellectual Property.

6. Right to Vote Equity Interests. (a) Unless an Event of Default shall have occurred and be continuing, Debtor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Equity Interests owned by it. Unless an Event of Default shall have occurred and be continuing, the Secured Party will have no right to take any action which the owner of a Pledged Equity Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

(b) If an Event of Default shall have occurred and be continuing, upon written notice from the Secured Party, the Secured Party will have the right to the extent permitted by law (and, in the case of a Pledged Equity Interest in a partnership or limited liability company, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Equity Interests, with the same force and effect as if the Secured Party were the absolute and sole owner thereof, and the Debtor will take all such action as the Secured Party may reasonably request from time to time to give effect to such right.

8. Rights to Distributions. (a) Any and all dividends, interest, and other cash and non-cash distributions at any time received or held by Debtor shall be so received or held in trust for the Secured Party, shall be segregated from other funds and property of Debtor and shall be forthwith delivered to the Secured Party in the same form as so received or held, with any necessary indorsements; provided that dividends, interest or distributions received by the Debtor may be retained by the Debtor in accordance with this Section.

(a) So long as no Event of Default shall have occurred and be continuing, the Debtor shall be entitled to receive and retain dividends, interest or distributions paid or distributed in respect of the Pledged Equity Interests.

(b) Upon written notice from the Secured Party, after the occurrence and during the continuance of an Event of Default, all rights of the Debtor to receive and retain dividends, interest or distributions shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to receive and retain such cash dividends, interest and distributions. The Debtor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all such instructions and other instruments as the Secured Party may reasonably request for the purpose of enabling the Secured Party to receive the dividends, interest and distributions that it is entitled to receive and retain pursuant to the preceding sentence.

9. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise all remedies available to it under the Loan Documents and under the Uniform Commercial Code or other applicable law with respect to the Collateral, and the Debtor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Patent License under which the Debtor is a licensee to effect the assignment of all the Debtor’s right, title and interest thereunder to the Secured Party.

10. Financing Statements; Further Assurances. The Debtor hereby authorizes the Secured Party to file any financing statement, continuations or similar record in any filing office the Secured Party deems appropriate, with such descriptions of collateral and other information set forth therein as the Secured Party deems appropriate. The Secured Party is further authorized to file with the United States Patent and Trademark Office such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by the Debtor, without the signature of the Debtor, and naming the Debtor as debtor and the Secured Party as secured party. The Debtor will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto. The Debtor will do all such further things and execute such further documents as the Secured Party may reasonably request to confirm, perfect or validate the foregoing grant of security or to enable the Secured Party to protect and enforce the same.

11. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

12. Termination; Release.

(a) Upon the payment in full of all obligations secured hereby and the termination of the Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination Secured Party will execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

(b) In addition, upon the proposed sale or other disposition of any Collateral by the Debtor that is not prohibited by the Loan Documents, at the request of the Debtor, Secured Party will execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the release of its security interest in such Collateral.

13. Execution in Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CEPTON TECHNOLOGIES, INC.

By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	Chief Executive Officer

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KOITO MANUFACTURING CO., LTD.

By:	/s/ Michiaki Kato
	Name:	Michiaki Kato
	Title:	President and COO

[Signature Page to Security Agreement]

Schedule 1
Equity Interests

[Provided separately to the parties.]

Schedule 2
Permitted Liens

[Provided separately to the parties.]